Exhibit 99.1

Contact:

Kenneth Smith

Chief Financial Officer

716.826.6500 ext. 3217

kwsmith@gibraltar1.com.

Gibraltar Announces Second Quarter Results

Sales Grow 18%; Drives EPS Up 166%

Buffalo, New York, August 3, 2011 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of products for building and industrial markets, today reported its financial results for the three and six months ended June 30, 2011.

Net sales for the second quarter of 2011 increased $32 million or 18% to $208.8 million, from $176.9 million for the second quarter of 2010, including $22 million in revenues from two second quarter acquisitions. GAAP income from continuing operations was $7.2 million, or $0.24 per diluted share, an increase of 166% from $0.09 per diluted share for the second quarter last year. Results from the second quarter of 2011 included after-tax special charges of $2.1 million, resulting from acquisition-related costs and exit activity costs related to business restructuring. Results from the second quarter of 2010 include $0.3 million of after-tax restructuring charges. Adjusting for these items, Gibraltar’s second-quarter 2011 adjusted income from continuing operations increased 233% to $9.3 million, or $0.30 per diluted share, from $2.9 million, or $0.09 per share, in the second quarter of 2010.

Adjusted gross margin increased to 23% in the second quarter of 2011 from 19% in the second quarter of 2010. The increase was primarily due to a more favorable alignment of raw material costs and customer selling prices, cost reductions, and the impact of the recent higher margin acquisitions. Adjusted selling, general and administrative expense increased 11% to $27.3 million for the second quarter of 2011 from $24.5 million a year earlier, primarily reflecting the Company’s acquisitions this quarter. Adjusted selling, general, and administrative expenses were 13.1% of sales, 70 basis points lower than the second quarter of 2010.

Management Comments

“Gibraltar performed well in the second quarter, especially in light of the limited improvements in our major end markets,” said Gibraltar Chairman and Chief Executive Officer Brian Lipke. “We entered the year confident, given our progress in cost cutting and strategically repositioning the business, the Company could attain profitability in a lackluster demand environment. In line with these expectations, this was the second quarter in a row that we have been able to generate significant year-over-year improvements in sales and profitability, and we expect to generate favorable year-over-year comparisons in the second half of the year.”

“Capitalizing on our broad, competitive product lines, our nationwide manufacturing and distribution footprint, and our available manufacturing capacity, we have been focused on capturing additional share in the residential market, focused primarily on the repair and remodel segment,” Lipke said. “We also are continuing to expand Gibraltar’s position in the industrial sector, as well as in the nonresidential building market. Our efforts in these areas have been successful, as evidenced by the good organic growth we achieved this quarter despite continued weak conditions in the housing market.”

“At the same time, leveraging the strength of our balance sheet and our favorable liquidity position, we were successful in finding new avenues for expanding the business in addition to organic growth,” said Gibraltar President and Chief Operating Officer Henning Kornbrekke. “Our two recent acquisitions not only contributed to our double-digit top-line growth, but also improved Gibraltar’s profitability and operating performance characteristics.”

“In addition to these acquisitions, earlier this year we took another step in our long-term effort to strategically reposition the Company by divesting our structural connectors business,” Kornbrekke said. “This has allowed us to focus our attention strictly on higher-margin building product opportunities, and invest in operating systems which, among other things, have enabled us to more effectively manage the volatility in raw material prices. With these initiatives, along with our lower cost structure, we have successfully positioned Gibraltar to be profitable even at today’s subdued levels of end-market activity.”

For the six months ended June 30, total net sales increased 15% in 2011 to $372.4 million from $323.6 million in 2010. The Company’s GAAP income from continuing operations for the first half of 2011 was $8.7 million, or $0.28 per diluted share, compared with $0.2 million, or $0.01 per diluted share, in 2010. Results from the first half of 2011 included after-tax special charges of $3.9 million for acquisition-related costs, exit activity costs related to business restructuring, and equity compensation declined by Mr. Lipke. After-tax special charges for the first half of 2010 included $1.1 million largely for an ineffective interest rate swap.

Adjusting for these items, Gibraltar’s first half 2011 adjusted income from continuing operations was $12.6 million, or $0.41 per share, compared with adjusted income from continuing operations of $1.3 million, or $0.04 per share, in 2010.

Liquidity and Capital Resources

•	Gibraltar’s liquidity was $129 million as of June 30, 2011, including cash on hand of $21 million.

•

The Company invested $29 million in working capital since December 31, 2010, as 15% sales growth in the first six months of 2011 increased the investment in accounts receivable and inventories. Days of net working capital, which consists of accounts receivable, inventory and accounts payable, were 61 for the second quarter of 2011, sustaining the Company’s improvement in managing working capital.

•

The Company used cash and debt available under its revolver to finance the D.S. Brown and Pacific Award Metals acquisitions this quarter. As of June 30, 2011, the Company had $20 million outstanding under the revolver.

Outlook

“Gibraltar has encouraging prospects for organic growth,” said Lipke. “However, seasonal cyclicality in the second half of the year can be challenging, and we expect moderating demand levels in the second half of 2011, including new housing starts which are likely to remain a headwind at least through the end of the year, if not longer. However, we have been successful in shifting our business mix toward the industrial and, more recently, the infrastructure markets, where there is clearly greater propensity to spend on deferred repair and maintenance and invest in new production capacity as the economic outlook improves.”

“We believe that Gibraltar is well-positioned to capitalize on the pockets of opportunity that appear in our markets through both acquisitions and internally generated growth,” Lipke said. “At the same time, our reduced cost structure and improving operational efficiency provide us with significant ability to leverage future top-line growth. As a result, we believe that Gibraltar will continue to deliver improved sales and profitability in the second half of 2011 compared to the comparable periods of 2010.”

Second Quarter Conference Call Details

Gibraltar has scheduled a conference call to review its results for the second quarter of 2011 tomorrow, August 4, 2011, starting at 9:00 a.m. ET. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this evening, August 3, 2011. The slides may be downloaded from the Gibraltar website: http://www.gibraltar1.com. A web cast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar

Gibraltar Industries is a leading manufacturer and distributor of building products, focused on residential and nonresidential repair and remodeling, as well as construction of industrial facilities and public infrastructure. The company generates more than 80% its sales from products that hold the #1 or #2 positions in their markets, and serves customers across the U.S. and throughout the world from 42 facilities in 20 states, Canada, England and Germany. Gibraltar’s strategy is to grow organically by expanding its product portfolio and penetration of existing customer accounts, while broadening its market and geographic coverage through the acquisition of companies with leadership positions in adjacent product categories. Comprehensive information about Gibraltar can be found on its website, at http://www.gibraltar1.com.

Safe Harbor Statement

Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Non-GAAP Financial Data

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of intangible asset impairment, restructuring primarily associated with the closing and consolidation of our facilities, acquisition-related costs, surrendered equity compensation, deferred tax valuation allowances, and interest expense recognized as a result of our interest rate swap becoming ineffective. These adjusted adjustments are shown in the adjusted reconciliation of results excluding special charges provided in the financial statements that accompany this news release. We believe that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.

Next Earnings Announcement

Gibraltar expects to release its financial results for the three months ending September 30, 2011, on November 2, 2011, and hold its earnings conference call on November 3, 2011, starting at 9:00 a.m. ET.

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net sales	$208,807	$176,924	$372,370	$323,598
Cost of sales	163,379	142,943	296,897	263,160

Gross profit	45,428	33,981	75,473	60,438
Selling, general, and administrative expense	28,038	24,544	50,861	48,816

Income from operations	17,390	9,437	24,612	11,622
Interest expense	(4,998)	(4,352)	(9,452)	(10,922)
Other income	38	60	61	131

Income before taxes	12,430	5,145	15,221	831
Provision for income taxes	5,184	2,552	6,534	630

Income from continuing operations	7,246	2,593	8,687	201
Discontinued operations:
Income (loss) before taxes	951	1,459	13,897	(28,626)
Provision for (benefit of) income taxes	392	571	6,370	(10,675)

Income (loss) from discontinued operations	559	888	7,527	(17,951)

Net income (loss)	$7,805	$3,481	$16,214	$(17,750)

Net income (loss) per share – Basic:
Income from continuing operations	$0.24	$0.09	$0.29	$0.01
Income (loss) from discontinued operations	0.02	0.02	0.25	(0.60)

Net income (loss)	$0.26	$0.11	$0.54	$(0.59)

Weighted average shares outstanding – Basic	30,441	30,297	30,433	30,279

Net income (loss) per share – Diluted:
Income from continuing operations	$0.24	$0.09	$0.28	$0.01
Income (loss) from discontinued operations	0.01	0.02	0.25	(0.59)

Net income (loss)	$0.25	$0.11	$0.53	$(0.58)

Weighted average shares outstanding – Diluted	30,626	30,459	30,610	30,442

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(unaudited)

	June 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$21,093	$60,866
Accounts receivable, net of reserve of $4,017 and $3,504 in 2011 and 2010, respectively	124,753	70,371
Inventories	115,742	77,848
Other current assets	24,746	20,229
Assets of discontinued operations	2,501	13,063

Total current assets	288,835	242,377

Property, plant, and equipment, net	157,529	145,783
Goodwill	350,363	298,346
Acquired intangibles	99,308	66,301
Equity method investment	—	1,345
Other assets	7,570	16,766
Assets of discontinued operations	—	39,972

	$903,605	$810,890

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$84,181	$56,775
Accrued expenses	55,280	36,785
Current maturities of long-term debt	408	408
Liabilities of discontinued operations	31	6,150

Total current liabilities	139,900	100,118

Long-term debt	226,590	206,789
Deferred income taxes	51,661	37,119
Other non-current liabilities	22,877	23,221
Liabilities of discontinued operations	—	2,790
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized: 10,000,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000,000 shares; 30,696,662 and 30,516,197 shares issued at June 30, 2011 and December 31, 2010, respectively	307	305
Additional paid-in capital	235,139	231,999
Retained earnings	229,128	212,914
Accumulated other comprehensive income (loss)	1,127	(2,060)
Cost of 280,157 and 218,894 common shares held in treasury at June 30, 2011 and December 31, 2010, respectively	(3,124)	(2,305)

Total shareholders’ equity	462,577	440,853

	$903,605	$810,890

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2011	2010
Cash Flows from Operating Activities
Net income (loss)	$16,214	$(17,750)
Income (loss) from discontinued operations	7,527	(17,951)

Income from continuing operations	8,687	201
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	12,737	12,070
Stock compensation expense	3,132	2,681
Non-cash charges to interest expense	1,129	3,146
Other non-cash adjustments	1,120	1,112
Increase (decrease) in cash resulting from changes in the following (excluding the effects of acquisitions):
Accounts receivable	(40,186)	(30,610)
Inventories	(15,791)	(5,777)
Other current assets and other assets	8,333	7,105
Accounts payable	17,534	24,603
Accrued expenses and other non-current liabilities	774	(2,536)

Net cash (used in) provided by operating activities of continuing operations	(2,531)	11,995
Net cash (used in) provided by operating activities of discontinued operations	(3,134)	18,797

Net cash (used in) provided by operating activities	(5,665)	30,792

Cash Flows from Investing Activities
Cash paid for acquisitions, net of cash acquired	(107,605)	—
Purchases of property, plant, and equipment	(4,547)	(4,356)
Purchase of equity method investment	(250)	(750)
Net proceeds from sale of property and equipment	474	68
Net proceeds from sale of businesses	59,029	29,164

Net cash (used in) provided by investing activities of continuing operations	(52,899)	24,126
Net cash used in investing activities of discontinued operations	—	(458)

Net cash (used in) provided by investing activities	(52,899)	23,668

Cash Flows from Financing Activities
Proceeds from long-term debt	62,558	8,559
Long-term debt payments	(42,958)	(58,959)
Net proceeds from issuance of common stock	10	270
Excess tax benefit from stock compensation	—	63
Payment of deferred financing fees	—	(64)
Purchase of treasury stock at market prices	(819)	(1,108)

Net cash provided by (used in) financing activities	18,791	(51,239)

Net (decrease) increase in cash and cash equivalents	(39,773)	3,221

Cash and cash equivalents at beginning of year	60,866	23,596

Cash and cash equivalents at end of period	$21,093	$26,817

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended June 30, 2011
	As Reported In GAAP Statements	Acquisition- Related Costs	Exit Activity Costs	Surrendered Equity Compensation	Adjusted Statement of Operations
Net sales	$208,807	$—	$—	$—	$208,807
Cost of sales	163,379	(2,467)	(317)	—	160,595

Gross profit	45,428	2,467	317	—	48,212
Selling, general, and administrative expense	28,038	(224)	(473)	—	27,341

Income from operations	17,390	2,691	790	—	20,871
Operating margin	8.3%	1.3%	0.4%	0.0%	10.0%

Interest expense	(4,998)	—	—	—	(4,998)
Other income	38	—	—	—	38

Income before income taxes	12,430	2,691	790	—	15,911
Provision for income taxes	5,184	1,054	338	—	6,576

Income from continuing operations	$7,246	$1,637	$452	$—	$9,335

Income from continuing operations per share – diluted	$0.24	$0.05	$0.01	$0.00	$0.30

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended June 30, 2010
	As Reported In GAAP Statements	Exit Activity Costs	Ineffective Interest Rate Swap	Intangible Asset Impairment	Adjusted Statement of Operations
Net sales	$176,924	$—	$—	$—	$176,924
Cost of sales	142,943	(417)	—	—	142,526

Gross profit	33,981	417	—	—	34,398
Selling, general, and administrative expense	24,544	(77)	—	—	24,467

Income from operations	9,437	494	—	—	9,931
Operating margin	5.3%	0.3%	0.0%	0.0%	5.6%

Interest expense	(4,352)	—	—	—	(4,352)
Other income	60	—	—	—	60

Income before income taxes	5,145	494	—	—	5,639
Provision for income taxes	2,552	229	—	—	2,781

Income from continuing operations	$2,593	$265	$—	$—	$2,858

Income from continuing operations per share – diluted	$0.09	$0.00	$0.00	$0.00	$0.09

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Six Months Ended June 30, 2011
	As Reported In GAAP Statements	Acquisition- Related Costs	Surrendered Equity Compensation	Exit Activity Costs	Adjusted Statement of Operations
Net sales	$372,370	$—	$—	$—	$372,370
Cost of sales	296,897	(2,467)	—	(1,175)	293,255

Gross profit	75,473	2,467	—	1,175	79,115

Selling, general, and administrative expense	50,861	(614)	(885)	(483)	48,879

Income from operations	24,612	3,081	885	1,658	30,236
Operating margin	6.6%	0.8%	0.2%	0.5%	8.1%

Interest expense	(9,452)	—	—	—	(9,452)
Other income	61	—	—	—	61

Income before income taxes	15,221	3,081	885	1,658	20,845
Provision for income taxes	6,534	1,054	—	686	8,274

Income from continuing operations	$8,687	$2,027	$885	$972	$12,571

Income from continuing operations per share – diluted	$0.28	$0.07	$0.03	$0.03	$0.41

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Six Months Ended June 30, 2010
	As Reported In GAAP Statements	Exit Activity Costs	Ineffective Interest Rate Swap	Intangible Asset Impairment	Adjusted Statement of Operations
Net sales	$323,598	$—	$—	$—	$323,598
Cost of sales	263,160	(464)	—	—	262,696

Gross profit	60,438	464	—	—	60,902
Selling, general, and administrative expense	48,816	(77)	—	177	48,916

Income from operations	11,622	541	—	(177)	11,986
Operating margin	3.6%	0.2%	0.0%	(0.1)%	3.7%

Interest expense	(10,922)	—	1,424	—	(9,498)
Other income	131	—	—	—	131

Income before income taxes	831	541	1,424	(177)	2,619
Provision for income taxes	630	248	520	(73)	1,325

Income from continuing operations	$201	$293	$904	$(104)	$1,294

Income from continuing operations per share – diluted	$0.01	$0.00	$0.03	$(0.00)	$0.04

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31, 2011
	As Reported In GAAP Statements	Acquisition- Related Costs	Exit Activity Costs	Surrendered Equity Compensation	Adjusted Statement of Operations
Net sales	$163,563	$—	$—	$—	$163,563
Cost of sales	133,518	—	(858)	—	132,660

Gross profit	30,045	—	858	—	30,903
Selling, general, and administrative expense	22,823	(390)	(10)	(885)	21,538

Income from operations	7,222	390	868	885	9,365
Operating margin	4.4%	0.2%	0.6%	0.5%	5.7%

Interest expense	(4,454)	—	—	—	(4,454)
Other income	23	—	—	—	23

Income before income taxes	2,791	390	868	885	4,934
Provision for income taxes	1,350	—	348	—	1,698

Income from continuing operations	$1,441	$390	$520	$885	$3,236

Income from continuing operations per share – diluted	$0.05	$0.01	$0.02	$0.03	$0.11

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended September 30, 2010
	As Reported In GAAP Statements	Exit Activity Costs	Ineffective Interest Rate Swap	Intangible Asset Impairment	Adjusted Statement of Operations
Net sales	$169,741	$—	$—	$—	$169,741
Cost of sales	142,243	(438)	—	—	141,805

Gross profit	27,498	438	—	—	27,936
Selling, general, and administrative expense	23,262	—	—	—	23,262

Income from operations	4,236	438	—	—	4,674
Operating margin	2.5%	0.3%	0.0%	0.0%	2.8%

Interest expense	(4,429)	—	—	—	(4,429)
Other income	30	—	—	—	30

(Loss) income before income taxes	(163)	438	—	—	275
Benefit of income taxes	(944)	12	—	—	(932)

Income from continuing operations	$781	$426	$—	$—	$1,207

Income from continuing operations per share – diluted	$0.03	$0.01	$0.00	$0.00	$0.04

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended December 31, 2010
	As Reported In GAAP Statements	Exit Activity Costs	Deferred Tax Valuation Allowance	Intangible Asset Impairment	Adjusted Statement of Operations
Net sales	$144,115	$—	$—	$—	$144,115
Cost of sales	128,183	(5,459)	—	—	122,724

Gross profit	15,932	5,459	—	—	21,391
Selling, general, and administrative expense	27,291	(647)	—	—	26,644
Intangible asset impairment	77,141	—	—	(77,141)	—

Loss from operations	(88,500)	6,106	—	77,141	(5,253)
Operating margin	(61.4)%	4.3%	0.0%	53.5%	(3.6)%

Interest expense	(4,363)	—	—	—	(4,363)
Other expense	(84)	—	—	—	(84)

Loss before income taxes	(92,947)	6,106	—	77,141	(9,700)
Benefit of income taxes	(16,609)	1,374	(2,400)	14,485	(3,150)

Loss from continuing operations	$(76,338)	$4,732	$2,400	$62,656	$(6,550)

Loss from continuing operations per share – diluted	$(2.52)	$0.15	$0.08	$2.07	$(0.22)

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Year Ended December 31, 2010
	As Reported In GAAP Statements	Special Charges	Adjusted Statement of Operations
Net sales	$637,454	$—	$637,454
Cost of sales	533,586	(6,361)	527,225

Gross profit	103,868	6,361	110,229
Selling, general, and administrative expense	99,546	(724)	98,822
Intangible asset impairment	76,964	(76,964)	—

(Loss) income from operations	(72,642)	84,049	11,407
Operating margin	(11.4)%	13.2%	1.8%

Interest expense	(19,714)	1,424	(18,290)
Other income	77	—	77

Loss before income taxes	(92,279)	85,473	(6,806)
Benefit of income taxes	(16,923)	14,166	(2,757)

Loss from continuing operations	$(75,356)	$71,307	$(4,049)

Loss from continuing operations per share – diluted	$(2.49)	$2.36	$(0.13)